APPENDIX 2

CODE OF ETHICS

As an investment adviser, Longbow stands in a position of trust and confidence with respect to our clients.  Accordingly we have a fiduciary duty to place the interests of the Funds before the interests of Longbow and our Employees.  In order to assist Longbow and our Employees in meeting our obligations as a fiduciary, Longbow has adopted this Code of Ethics (the "Code").  The Code incorporates the following general principles which all Employees are expected to uphold:

•	We must at all times place the interests of our Funds first.

•
All personal securities transactions must be conducted in a manner consistent with the Code and avoid any actual or potential conflicts of interest or any abuse of an Employee's position of trust and responsibility.

•	Employees must not take any inappropriate advantage of their positions at Longbow.

•	Information concerning the identity of securities and financial circumstances of the Funds and their investors must be kept confidential.

•	Independence in the investment decision-making process must be maintained at all times.

Longbow believes that these general principles not only help us fulfill our fiduciary obligations, but also protect Longbow's reputation and instill in our Employees Longbow's commitment to honesty, integrity and professionalism.  Employees should understand that these general principles apply to all conduct, whether or not the conduct also is covered by more specific standards or procedures set forth below.  Failure to comply with the Code may result in disciplinary action, including termination of employment.

A. Persons and Accounts Covered by the Code

1. Employees

The Code applies to all of Longbow's Employees, which for purposes of the Code include all of Longbow's supervised persons.  Longbow's supervised persons consist of our directors, officers and partners (or other persons occupying a similar status or performing similar functions); our employees; and any other person who provides advice on behalf of Longbow and is subject to Longbow's supervision and control.  In addition, the Compliance Officer reserves the right to designate certain additional persons as Employees solely for purposes of this Code, including temporary workers, consultants, and independent contractors.

2. Accounts and Covered Securities

The requirements and restrictions contained in the Code apply to all "covered securities" in any "personal account".

a. Personal Accounts

The term "personal account" means any securities account in which an Employee has any direct or indirect "beneficial ownership," and includes any personal account of an Employee's immediate family member (including any relative by blood or marriage either living in the Employee's household or financially dependent on the Employee).

An Employee is deemed to have beneficial ownership if the Employee, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect opportunity to profit or share in any profit derived from the relevant personal account.  For a full definition of beneficial ownership, refer to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Exchange Act").

Any question regarding whether or not an account is considered a personal account, should be brought to the attention of the Compliance Officer.

b. Covered  Securities

The term "covered securities" includes all securities defined as such under the Investment Advisers Act of 1940 (the "Advisers Act"), and includes:

•	Debt and equity securities;

•	Options on securities, on indices, and on currencies;

•	All forms of limited partnership and limited liability company interests, including interests in private investment funds (such as hedge funds), and interests in investment clubs; and

•	Foreign unit trusts and foreign mutual funds.

•	Exchange traded funds ("ETFs").

The term "covered securities," however, does not include the following:

•	Direct obligations of the U.S. government (e.g., treasury securities);

•	Bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt obligations, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares of open-end mutual funds that are not advised or sub-advised by Longbow; and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end mutual funds, none of which are funds advised or sub-advised by Longbow.

Any questions regarding the application of these terms should be referred to, and addressed by, the Compliance Officer.

B. Compliance with Applicable Federal Securities Laws

In addition to the general principles of conduct stated in the Code and the specific trading restrictions and reporting requirements described below, the Code requires all Employees to comply with applicable federal securities laws.  These laws include the Securities Act of 1933 (the "Securities Act"), the Exchange Act, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Advisers Act, Title V of the Gramm-Leach-Bliley Act of 1999, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to private investment funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

C. Securities Holdings Reports

1. Duplicate Trade Confirmations and Account Statements

When possible, each Employee must arrange for duplicate trade confirmations and quarterly brokerage statements for all covered securities in personal accounts to be sent to the Compliance Officer.  The quarterly brokerage statements should include generally for each covered security:

•	The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and the principal amount of each security; and

•	The nature of each transaction (i.e. purchase, sale or any other type of acquisition or disposition) and the price of the security at which the transaction was effected.

2. Securities Holdings and Transactions Reports

a. Initial Holdings Reports

Each Employee must submit to the Compliance Officer, a list of personal accounts (in the form attached hereto as Exhibit A or in the form of a brokerage statement) and a copy of his or her most recent account statements for every personal account.  The account statements must be current, and include generally for each covered security the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and the principal amount of each security.

In addition, each Employee must submit an initial report (in the form attached hereto as Exhibit A or in the form of a brokerage statement) disclosing any covered security the Employee beneficially owns that is not listed in the brokerage statements provided to the Compliance Officer (e.g. shares of stock held in physical form, investments in hedge funds, etc.).

b. Annual Holdings Reports

Each Employee must submit to the Compliance Officer an annual report by January 31st of each year (in the form attached hereto as Exhibit A or in the form of a brokerage statement) disclosing all personal accounts.  It is expected that most covered securities owned by an Employee will be disclosed in his or her monthly brokerage statements provided to the Compliance Officer.  To the extent that an Employee beneficially owns a covered security that is not listed in his or her monthly brokerage statements, the covered security must be disclosed on Exhibit A.  The information contained in the report must be current as of a date no more than 45 days prior to the date the report is submitted.

c. Quarterly Transaction Reports

It is expected that most transactions in an Employee's personal accounts will be reflected in the Employee's trade confirmations and brokerage statements sent to the Compliance Officer.  To the extent that transactions involving covered securities in personal accounts are not so reflected, each Employee must submit a quarterly report for each securities transaction involving a covered security the Employee beneficially owns (in the form attached hereto as Exhibit B), no later than 30 days after the end of each calendar quarter.

3. Exceptions to the Reporting Requirements

No Employee is required to submit:

a.
any report with respect to covered securities over which the Employee has no direct or indirect influence or control.  In such cases, the Compliance Officer may require a certification that the Employee has no direct or indirect influence or control over the applicable covered account.

b.
any quarterly transaction report with respect to transactions effected pursuant to an automatic investment plan (i.e., a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including any dividend reinvestment plans).

c.
a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements that Longbow holds in its records so long as Longbow receives such confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

D. Pre-Approval for all Trading, IPOs and Private Placements

Every Employee must obtain pre-approval from the Compliance Officer before acquiring for a personal account any covered security including those:

•
Issued in an initial public offering (i.e., an offering of securities registered under the Securities Act, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act); or

•	Issued in a limited offering (i.e., an offering that is exempt from registration under the Securities Act pursuant to Section 4(a)(2), Section 4(6), Rule 504, Rule 505 or Rule 506 thereunder).

The Compliance Officer reserves the right to limit, delay, or refuse the personal transaction request due to potential conflicts of interest with the Funds in appearance or fact, violations of law, or other reasons deemed appropriate.

Pre-approval, however, is not required in the case of:

•	Transactions in covered securities where an Employee has no direct or indirect influence or control.

•	Transactions pursuant to an automatic investment plan.

•	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities.

•	Acquisitions of covered securities through stock dividends, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations.

A pre-approval form is attached in as Exhibit C.

E. Prohibited Trading Transactions

No Employee may partake in any transaction for a personal account involving the purchase or sale of a security (including any private securities transactions which are not carried out through brokerage accounts) which is included in the Longbow Capital Investable Universe (the "Universe”).  The Universe is defined as securities that are generally considered part of the utility, power, energy and energy infrastructure sectors.  Any questions regarding whether a particular security falls within the Universe should be brought to the attention of the Compliance Officer.

In addition, no Employee may effect, in the aggregate, more than five different transactions per week for his or her personal accounts.

Finally, all Employees are prohibited from trading in the shares of mutual funds for their personal accounts, and for the Funds managed by Longbow, in a manner inconsistent with a mutual fund's prospectus.

F. Service on Boards of Directors and Other Outside Activities

An Employee's service on the board of directors of an outside company, as well as other outside activities generally, could lead to the potential for conflicts of interest and insider trading problems, and may otherwise interfere with an Employee's duties to Longbow.  Accordingly, Employees are prohibited from serving on the boards of directors of any outside company, unless the service (i) would be in the best interests of Longbow or the Funds and (ii) has been approved in writing by the Compliance Officer.  In addition, any Employee serving on the board of a private company which is about to go public may be required to resign either immediately or at the end of the current term.

Longbow also discourages Employees from (i) engaging in outside business ventures (such as consulting engagements or public/charitable positions); (ii) accepting any executorships, trusteeship or power of attorney (except with respect to a family member); and (iii) serving on a creditors committee except as part of the Employee's duties at Longbow.  Accordingly, an Employee must obtain pre-approval from the Compliance Officer prior to engaging in any of these activities.

G. Gifts and Entertainment

In order to address conflicts of interest that may arise when an Employee accepts or gives a gift, favor, entertainment, special accommodation, or other items of value, Longbow places restrictions on gifts and entertainment.  The following specific restrictions apply.

•
Gifts.  No Employee may receive any gift, service, or other item of more than de minimis value, which for purposes of the Code is set at $300, from any person or entity that does business with or on behalf of Longbow.  No Employee may give or offer any gift of more than de minimis value to existing investors, prospective investors, or any entity that does business with or on behalf of Longbow without the prior written approval of the Compliance Officer.  Notwithstanding the foregoing, no employee may provide or accept gifts having an aggregate value of $100 per year to or from any person associated with a broker-dealer.

•
Entertainment.  No Employee may provide or accept extravagant or excessive entertainment to or from an investor, prospective investor, or any person or entity that does or seeks to do business with or on behalf of Longbow.  Employees may provide or accept a business entertainment event, such as a meal or a sporting event, of reasonable value, if the person or entity providing the entertainment is present.  Any event that an Employee reasonably expects to exceed a de minimis value must be approved in advance by the Compliance Officer.

•	Cash. No Employee may give or accept cash gifts or cash equivalents to or from an investor, prospective investor, or any entity that does business with or on behalf of Longbow.

•
Government Officials.  No gift or entertainment event of any value involving government officials or their families may be given or sponsored by Longbow or any Employee without the prior written approval of the Compliance Officer.

•
Union Officials.  Special Department of Labor reporting requirements apply to service providers, such as investment advisors, to Taft-Hartley employee benefit funds.  Those service providers must make annual reports detailing virtually all gifts and entertainment provided generally to unions, their officer, employees and agents, subject to a de minimis threshold.1  Accordingly, Employees must receive pre-approval for gifts and entertainment provided to such persons.

•
Reporting.  Each Employee must report to the Compliance Officer any gifts or entertainment received in connection with the Employee's employment that the Employee reasonably believes exceeded the de minimis value.  The Compliance Officer may require that any such gift be returned to the provider or that an entertainment expense be repaid by the Employee.

____________________________
1   For additional information regarding these reports, see www.dol.gov/esa/regs/compliance/olms/LM10_FAQ.htm.

•
Solicited Gifts.  No Employee may use his or her position with Longbow to obtain anything of value from a client, supplier, person to whom the Employee refers business, or any other entity with which Longbow does business.

•	Referrals. Employees may not make referrals to clients (e.g., of accountants, attorneys, or the like) if the Employee expects to personally benefit in any way from the referral.

H. Pay to Play Prohibitions

To the extent that Longbow provides or anticipates providing advisory services, directly or indirectly, to any pension plan that is run by a state or local government or any instrumentality thereof (referred to generally herein as a "public plan"), the activities of Longbow and its personnel may be subject to Rule 206(4)-5 issued by the SEC (the "SEC Rule"), the "pay to play" laws of the state or local government that runs the plan and internal pay to play provisions adopted by the plan.  The policies and procedures herein are modeled upon the SEC Rule, which applies to Longbow's activities vis-à-vis public plans throughout the country.  These policies and procedures will be supplemented with the requirements of any state or local law or set of internal guidelines that is/are triggered by virtue of Longbow's activities vis-à-vis a public plan in the particular state or locality.

The policies and procedures herein supersede any conflicting or inconsistent provision in the Manual.

1.	Procedures

Longbow's Compliance Officer shall be responsible for the implementation and enforcement of the following procedures.  Any questions concerning these procedures should be directed to the Compliance Officer.

(a)	Limitations on Political Contributions

(1)
Covered Associates: All Employees, their spouses and other direct family members are prohibited from making any contribution,2 directly or on behalf of Longbow, to any political candidate or elected official3 at the State and local level.

(2)
Prior Clearance: All Employees, their spouses and other direct family members must receive prior clearance by the Compliance Officer or his or her designee before making any contribution, directly or on behalf of Longbow, to (i) any political candidate or elected official at the Federal level, or (ii) any political action committees (a "PAC").  Requests for clearance should be submitted at least 5 days prior to the desired date of contribution.

__________________________
2
The SEC Rule defines "contribution" as including a gift, subscription, loan, advance, deposit of money, or anything of value made for the purposes of influencing the election for a Federal, State or local office, including any payments for debts incurred in such an election.

3
The SEC Rule defines "official" for purposes of the triggering contribution provisions as "any person (including an election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office:  (i) is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity; or (ii) has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity."

(3)
If an Employee or Employee's spouse or direct family members have any governance role with respect to a PAC, restrictions apply with respect to contributions to or by such PAC and should be reviewed with the Compliance Officer.

(4)
If an Employee or Employee's spouse or direct family members have made any political contributions since March 14, 2011 that are described in clause (1) or (2) above, such Employees must notify the Compliance Officer, as State, local or other pay to play provisions may be triggered by contributions made after such date.

(b)	Ban on Use of Unregistered Third-Parties to Solicit Public Plan Clients

Longbow and its Employees shall not provide or agree to provide, directly or indirectly, payment4 to any third-party to solicit public plan clients or investors for investment advisory services on its behalf, other than SEC-registered broker-dealers or advisers that are themselves subject to pay-to-play regulation ("regulated persons").

(c)	No Solicitation or Coordination of Contributions

Longbow and its Employees are prohibited from soliciting5 or organizing other persons or PACs to make contributions to elected officials who are in a position to influence the selection of Longbow or to political parties in the state or locality where Longbow is providing or seeking public plan business.

(d)	Ban on Circumvention Through Indirect Contributions

Longbow and its Employees are prohibited from doing anything indirectly which, if done directly, would violate the SEC Rule.  Therefore, Longbow and its Employees are prohibited from using third-party solicitors, attorneys, family members or companies affiliated with Longbow to make contributions that would violate the SEC Rule.

(e)	Screening of Newly Hired Employees

Longbow is prohibited from hiring an Employee if the employee's job functions:  (i) include solicitation of advisory business and such employee has made a prohibited contribution within two years before being hired, or (ii) do not include solicitation of advisory business and such employee has made a prohibited contribution within six months before being hired or promoted.

__________________________

4	The SEC Rule defines "payment" as any gift, subscription, loan, advance, or deposit of money or anything of value.

5	The SEC Rule defines "soliciting" as any communicating, directly or indirectly, for the purpose of obtaining or arranging a contribution or payment.

Prior to extending an offer of employment, the Compliance Officer shall obtain from that person a list of any and all contributions by that person during the previous two years or six months, as applicable.

The Compliance Officer shall determine what, if any, impact any listed contributions would have on Longbow's existing and potential business with public plans as Fund investors and shall inform Longbow's senior management of such potential impact prior to the extension of any offer of employment to such person.

(f)	No Compensation for Advisory Services After Prohibitive Contribution

If Longbow or any of its covered associates violate any of the prohibitions or limitations on contributions described herein, Longbow will be prohibited, pursuant to the SEC Rule, from receiving compensation for advisory services from such public plan for two years after such prohibited contribution.  This is known as the "two-year time-out" provision.  Longbow may have a fiduciary duty to continue providing advisory services to the public plan until such time as the public plan is able to replace the advisor.

•
Exception:   The SEC may waive the two-year time-out provision, upon a request for exemptive relief from Longbow, under circumstances where Longbow has discovered contributions after they were made and has provided persuasive objective evidence that no "pay to play" was intended.

•
Exception:   Longbow may also qualify for an exemption from the two-year time-out provision if a covered associate has made a contribution that inadvertently triggered the two-year time-out and:   (a) the contribution was $350 or less per election and was made to an official for whom the contributor was not entitled to vote; (b) Longbow discovered the contribution within four months of it having been made; and (c) within 60 days of discovery, the contributor obtained the return of the contribution.  Longbow is prohibited from claiming this exemption more than two times per 12-month period, and no more than once for each covered associate regardless of time period.

(g)	Recordkeeping Requirements

Longbow is required to maintain records as to:  (i) the names, titles, businesses and residential addresses of its covered associates; (ii) contributions made by Longbow and its covered associates to government officials (including candidates), state or local political parties and PACs; and (iii) public plan investors in any Fund or other pooled investment vehicles, if applicable, to which Longbow has provided advisory services within the past five years.  In addition, Longbow is required to maintain records of the compensation that it has paid to SEC-registered broker-dealers and advisers for the solicitation of public plan investors in any Fund or other pooled investment vehicle managed by Longbow.

•	Exception: The SEC Rule does not require Longbow to look back for the five years prior to March 14, 2011 to identify former public plans Longbow has advised.

•
Exception:   The SEC Rule does not require Longbow to keep records of the regulated persons/entities that solicited public plans for investment advisory services on Longbow's behalf prior to June 13, 2012.

(h)	Other Applicable Laws, Rules and Regulations

In addition to the SEC Rule, the Compliance Officer shall be responsible for ensuring that Longbow is in compliance with:  (i) any laws, rules or regulations in the state or municipality in which a Fund investor that is a public plan is located, and (ii) any internal guidelines or requirements of the public plan itself which relate to pay to play practices (e.g., an outright ban on the use of third-party placement agents).

I. Reporting Violations

Every Employee must immediately report any violation of the Code to the Compliance Officer or, in the Compliance Officer's absence, the Managing Partner.  All reports will be treated confidentially and investigated promptly and appropriately.  Longbow will not retaliate against any Employee who reports a violation of the Code in good faith and any retaliation constitutes a further violation of the Code.  The Compliance Officer will keep records of any violation of the Code, and of any action taken as a result of the violation.

J. Exceptions to the Code

The Compliance Officer may, under very limited circumstances, grant an exception from the requirements of the Code on a case-by-case basis, provided that:

•
The Employee seeking the exception provides the Compliance Officer with a written statement (i) detailing the efforts made to comply with the requirement from which the Employee seeks an exception and (ii) containing a representation that compliance with the requirement would impose significant undue hardship on the Employee;

•
The Compliance Officer believes that the exception would not harm or defraud a Fund, violate the general principles stated in the Code or compromise the Employee's or Longbow's fiduciary duty to any Fund; and

•	The Employee provides any supporting documentation that the Compliance Officer may request from the Employee.

No exceptions may be made to the fundamental requirements contained in the Code that have been adopted to meet applicable rules under the Advisers Act.

K. Administration of the Code

The Compliance Officer will receive and review all reports submitted pursuant to the Code.  The Compliance Officer will review the reports to determine that Employee trades are consistent with requirements and restrictions set forth in the Code and do not otherwise indicate any improper trading activities.  The Compliance Officer also will ensure that all books and records relating to the Code are properly maintained.  The books and records required to be maintained include the following:

•	A copy of the Code that is in effect, or at any time within the past five years was in effect;

•	A record of any violation of the Code, and of any action taken as a result of the violation;

•	A record of all written acknowledgements of receipt, review and understanding of the Code from each person who is currently, or within the past five years was, an Employee;

•	A record of each report made by an Employee, including any brokerage confirmations and brokerage account statements obtained from Employees;

•	A record of the names of persons who are currently, or within the past five years were, Employees; and

•	A record of any decision, and the reasons supporting the decision, to approve the acquisition of an IPO or limited offering.

•
A record of any exception from the Code granted by the Compliance Officer, all related documentation supplied by the Employee seeking the exception, and the reasons supporting the decision to grant the exception.

These books and records must be maintained by Longbow in an easily accessible place for at least five years from the end of the fiscal year during which the record was created, the first two years in an appropriate office of Longbow.

Finally, Longbow is required to include a description of our Code in Part 2A of our Form ADV and, upon request, furnish investors in the Funds with a copy of the Code.  The Compliance Officer will ensure that a proper description of our Code is included in the Form ADV and will coordinate the distribution of our Code to any investors who request a copy.

L. Sanctions

Any violation of any provision of the Code may result in disciplinary action.  The Compliance Officer, in consultation with the Managing Partner, will determine an appropriate sanction.  Disciplinary action may include, among other sanctions, a letter of reprimand, disgorgement, suspension, demotion or termination of employment.

M. Acknowledgment of Receipt and Compliance

Longbow will provide each Employee with a copy of the Code and any amendments hereto.  Any questions regarding any provision of the Code or its application should be directed to the Compliance Officer.  Each Employee must provide Longbow with a written form evidencing the fact that such Employee has received and reviewed, and understands, the Code.

Adopted this 31st day
of October, 2012.

ANNUAL CERTIFICATION AND ACKNOWLEDGMENT FORM

The undersigned employee (the "Employee") of Longbow Capital Partners, L.P. ("Longbow") acknowledges having received and read a copy of the following: (i) the Investment Advisers Act Compliance Manual (the "Manual"); and (ii) the Code of Ethics and Exhibits thereto (the "Code"), and certifies that he or she has complied during the past year with and will continue to abide by the provisions contained therein.  The Employee understands that observance of the policies and procedures contained in the Manual and the Code is a material condition of the Employee's employment by Longbow and that any violation of such policies and procedures by the Employee may be grounds for immediate termination by Longbow as well as possible civil or criminal penalties.

a.           The Employee hereby certifies that he or she has disclosed to the Compliance Officer all personal investment or trading accounts over which he or she exercises control or provides advice ("Proprietary Accounts"), including any such accounts opened during the last year (or since the date of hire if less than one year).  The Employee has provided to the Compliance Officer copies of all monthly brokerage activity statements relating to such Proprietary Accounts.

b.           The Employee hereby certifies that he or she has reported all transactions in all Proprietary Accounts and all private securities transactions which are not carried out through brokerage accounts during the last year (or since the date of hire if less than one year).

c.           The Employee hereby certifies that the responses given on his or her Employee Questionnaire and Acknowledgment Form (a copy of which is attached) continue to be truthful and complete.  If any such responses are no longer truthful or complete, the Employee has reported all such changes to the Compliance Officer.

______________________                                                                                             __________________________
Date                                                                                                                                         Name of Employee

_________________________
Signature of Employee

Exhibit A

EMPLOYEE HOLDINGS REPORT

Name of Employee: ___________________________

Date of Submission: __________________________

Type of Report (check one):               ___ Initial Holdings Report (submitted within 10 days after becoming an Employee)

___ Annual Holdings Report (submitted annually)

I.     Securities Accounts

Account Title	Broker/Institution Name and Address	Account Number

II.    Covered Securities

Title of Security	Type of Security	Ticker or CUSIP	Number of Shares	Principal Amount
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

I hereby certify that the information contained in this report is accurate and that listed above are all personal accounts and covered securities (not otherwise reflected in my monthly/quarterly brokerage statements) with respect to which I have beneficial ownership.

By:_________________________
Name:
Date:

Exhibit B

QUARTERLY TRANSACTION REPORT

Please use the below form or include your own substantially similar form.

Name of Employee: ___________________________

Date of Submission: __________________________

I.           Transactions

Trade Date and Transaction Type_____	Transaction Price and Number of Shares____	Name of Security__	Ticker or CUSIP___	Interest Rate and Maturity Date______	Principal Amount__	Broker/ Institution

I hereby certify that the information contained in this report is accurate and that listed above are all transactions (not otherwise reflected in my monthly/quarterly brokerage statements) for the quarter ended ___________ of covered securities with respect to which I have beneficial ownership.

By:_________________________
Name:
Date:

B-1

Exhibit C

FORM FOR PRIOR APPROVAL OF TRANSACTIONS IN SECURITIES

1.  Name of person seeking approval:  ______________________________________________________________

2.  Issuer: ___________________________________________________________________________________

3.  Class or type of Security:  _____________________________________________________________________

4.  No. of units to be purchased, sold, acquired, or disposed of:  __________________________________________

___________________________________________________________________________________________

5.  Details of Proposed Transaction :   ___________________________  purchase

___________________________  sale

___________________________  short sale

___________________________  cover short

___________________________  price per share/units

___________________________  approximate dollar amount

___________________________  date of transaction

___________________________  Other (specify: _____________________)

6.  Name of Broker:  ___________________________________________________________________________

Signature of Person
Seeking Authorization

________________________________                                                                                                                     Date:  _______________________

The foregoing transaction is approved / not approved.

A written explanation by the Compliance Officer for any approval of an acquisition of an IPO or Private Placement is attached.

____________________________                                                                                                                     Date:  _______________________
Name:
Title:

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